N-SAR Exhibit: Sub-item 77I(a)
Legg Mason Global Asset Management Trust
Legg Mason BW International Opportunities
Bond Fund

Item 77I (a): Terms of new or amended
securities

In response to Sub-Items 77I (a) the Registrant incorporates by reference the supplement to the fund?s Prospectus and Summary Prospectus as filed with the Securities and Exchange
Commission pursuant to Rule 497 of the
Securities Act of 1933 on March 3, 2016
(Accession No. 0001193125-16-491471).he
Registrant also incorporates by reference Post-
Effective Amendment No. 127 to Form N-1A filed on April 20, 2016 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No.
0001193125-16-548192).